EXHIBIT (M)

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.

                     AMENDED AND RESTATED DISTRIBUTION PLAN
                             PURSUANT TO RULE 12B-1

     This Amended and Restated Distribution Plan (the "Plan") is adopted by a vote of the Board of Directors and of the Qualified Directors (as those terms are defined herein) of Principal Preservation Portfolios, Inc. (the "Fund") on February 29, 2000 to add "Class C" shares to the Plan as follows:

               The Plan.  This Plan is the written plan of the Fund contemplated
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by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act").

               Definitions.  As used in this Plan, the following terms shall
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have the following meanings:

                    "Portfolio" shall mean any separate series or mutual fund portfolio of the Fund.

                    "Qualified Recipient" shall mean any broker-dealer or other "person" (as that term is defined in the Act) which (i) has entered into a written agreement that complies with the Rule (a "related agreement") with the Fund's Distributor and (ii) has rendered distribution assistance (whether direct, administrative or both) in the distribution of the Fund's Class A (or Class X) shares.

                    "Qualified Holdings" shall mean all Class A (or Class X) shares of the Fund beneficially owned by (i) a Qualified Recipient, (ii) the customers (brokerage or other) of a Qualified Recipient, (iii) the clients (investment advisory or other) of a Qualified Recipient, (iv) the accounts as to which a Qualified Recipient has a fiduciary or custodial relationship, and (v) the members of a Qualified Recipient, if such Qualified Recipient is an association or union; provided that the Qualified Recipient shall have been instrumental in the purchase of such shares by, or shall have provided administrative assistance to, such customers, clients, accounts or members in relation thereto. The Distributor may make final and binding decisions as to all matters relating to Qualified Holdings and Qualified Recipients, including but not limited to (i) the identity of Qualified Recipients; (ii) whether or not any shares are to be considered as Qualified Holdings of any particular Qualified Recipient; and (iii) what shares, if any, are to be attributed to a particular Qualified Recipient, to a different Qualified Recipient or to no Qualified Recipient.

                    "Qualified Directors" shall mean the Directors of the Fund who are not interested persons as defined in the Act of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to this Plan. While this Plan is in effect, the selection and nomination of Qualified Directors shall be committed to the discretion of the Directors who are not interested persons of the Fund. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such disinterested Directors.

                    "Permitted Payments" shall mean payments by the Distributor to Qualified Recipients as permitted by this Plan.

                    "Permitted Expenses" shall mean expenses incurred by the Distributor in connection with the distribution of Class A (or Class X) shares of the Fund as defined below in Section 4.

                    Permitted Payments and Permitted Expenses shall not include any expenses listed in Section 5 below.

               Payments Authorized
               -------------------

                    Class A (or Class X) Shares.  The Distributor is authorized,
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pursuant to this Plan, to make Permitted Payments to any Qualified Recipient under a related agreement on either or both of the following bases for Class A (or Class X) shares:

                         As reimbursement for direct expenses incurred in the
course of distributing Fund shares or providing administrative assistance to the Fund or its shareholders, including, but not limited to, advertising, printing and mailing promotional material, telephone calls and lines, computer terminals and personnel (including commissions and other compensation paid to such personnel); and/or

                         At a rate specified in the related agreement with the
Qualified Recipient in question based on the average value of the Qualified Holdings of such Qualified Recipient.

          The Distributor may make Permitted Payments in any amount to any Qualified Recipient, provided that: (A) the total amount of all Permitted Payments made during a fiscal year of the Fund to all Qualified Recipients (whether made under (i) and/or (ii) above) do not exceed, in that fiscal year of the Fund, the amounts for each Portfolio's Class A (or Class X) shares as set forth in Exhibit A attached hereto; and (B) a majority of the Fund's Qualified
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Directors may at any time decrease or limit the aggregate amount of all
Permitted Payments or decrease or limit the amount payable to any Qualified Recipient. Each Portfolio will reimburse the Distributor for such Permitted Payments within such limit, but the Distributor shall bear any Permitted Payments beyond such limits.

                    Class B Shares
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               (i)  The Fund wishes to retain, pursuant to the terms of a distribution agreement (each, a "Distribution Agreement") pursuant to the Plan, from time to time persons (each such person so acting from time to time, the "Distributor") to act as principal distributor of the Class B Shares of each Portfolio of the Fund.

               (ii) The Fund shall pay to each Distributor, as compensation for acting as principal distributor in respect of the Class B Shares of each Portfolio of the Fund its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") computed at the rate of 0.75% per annum of such Portfolio's average daily net assets attributable to Class B Shares of such Portfolio, which Distribution Fee will accrue daily and be payable monthly.

               (iii) The Fund shall pay to each Distributor, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class B Shares of each Portfolio of the Fund, a service fee (the "Service Fee") computed at the rate of 0.25% per annum of the Fund's average daily net assets attributable to Class B Shares of such Portfolio, which Service Fee will accrue daily and be paid monthly. The Distributor may allow all or any portion of the Service Fee to securities dealers for providing such Shareholder services to particular Class B Shares. If, in lieu of allowing a portion of the Service Fee relating to a particular Class B Share to a securities dealer in consideration of such securities dealer providing shareholder services to such Class B Share for the twelve-month period following the issuance thereof, the Distributor makes a payment to such securities dealer on the settlement date for the issuance of such Class B Share in consideration of such security dealer's commitment to provide such services for such twelve-month period, without further compensation, the Distributor will be deemed to have earned the Service Fee that accrues in respect of such Class B Share during such twelve-month period (the "Earned Service Fee") upon making such payment to such securities dealer and all of the provisions of Section 3(b)(iv) hereof shall apply to the Earned Service Fee, in the same manner as they apply to the Distributor's Allocable Portion of the Distribution Fee and for this purpose references in
Section 3(b)(v) hereof to Distribution Fees shall be deemed to include Earned Service Fees and references in such section to the financing of distribution services shall be deemed to include financing of shareholder services.

               (iv) The Distribution Agreement between the Fund and each Distributor relating to the Class B Shares of each Portfolio shall provide that:
(I) the Distributor will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion (as defined below) of the Distribution Fee payable in respect of the Class B Shares upon the settlement date of each sale of a "Commission Share" (as defined in the Allocation Schedule attached to the Distribution Agreement) taken into account in determining such Distributor's Allocable Portion of such Distribution Fee;
(II) notwithstanding anything to the contrary set forth in this Plan or the Distribution Agreement, the Fund's obligation to pay such Distributor its Allocable Portion of the Distribution Fee payable shall not be terminated or modified in any manner (including without limitation, by change in the auto-conversion arrangements relating to Class B Shares for which the "Date of Original Issuance" (as defined below) occurs prior to such action) for any reason (including a termination of the Distribution Agreement between such Distributor and the Fund) except to the extent required by a change in the Investment Company Act of 1940 (the "Act") or the Conduct Rules of the National Association of Securities Dealers, Inc., (the "NASD") in each case enacted or promulgated after the date of the Distribution Agreement (or amendment thereof relating to Class B Shares) with the Distributor, or in connection with a "Complete Termination" (as hereinafter defined) of this Plan in respect of the Class B Shares; (III) the Fund will not take any action to waive or change in any manner (including without limitation, by change in the auto-conversion arrangements relating to Class B Shares for which the Date of Original Issuance occurs prior to such action) any contingent deferred sales charge ("CDSC") in respect of any Class B Shares for which the Date or Original Issuance occurs prior to such action except as provided in the Fund's prospectus or statement of additional information as in effect on the date of the Distribution Agreement (or amendment thereof relating to Class B Shares) with the Distributor, without the consent of such Distributor and its "Transferees" (as hereinafter defined);
(IV) notwithstanding anything to the contrary set forth in this Plan or the Distribution Agreement, neither the termination of such Distributor's role as principal distributor of the Class B Shares in respect of any Portfolio, nor the termination of such Distribution Agreement nor the termination of this Plan will terminate such Distributor's right to its Allocable Portion of the CDSC's; and
(V) notwithstanding anything to the contrary set forth in this Plan or the Distribution Agreement, such Distributor may assign, sell or pledge (collectively, "Transfer") its rights to its Allocable Portion of the Distribution Fees and CDSC'S (but not such Distributor's obligations to the Fund under the Distribution Agreement) to raise funds to make the expenditures related to the distribution of Class B Shares, and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of such Distributor's Allocable Portion of the Distribution Fees or CDSC'S in respect of the Class B Shares so sold or pledged, and except as provided in (II) above and notwithstanding anything to the contrary set forth in this Plan or in the Distribution Agreement, to the extent such Distributor has transferred its right thereto as aforesaid, the Fund's obligation to pay such Distributor's Allocable Portion of the Distribution Fees and CDSC'S payable in respect of the Class B Shares shall be absolute and unconditional and shall not be subject to dispute, offset, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of such Distributor (it being understood that such provision is not a waiver of the Fund's right to pursue such Distributor and enforce such claims against the assets of such Distributor other than its right to the Distribution Fees and CDSC'S in respect of the Class B Shares of the Fund or of any other trust, fund, portfolio or Company, Distribution Fees and CDSC's in respect of the Class B Shares of which were transferred in connection with such Transfer). For purposes of this Plan, the term Allocable Portion of Distribution Fees or CDSC'S payable in respect of the Class B Shares of each Portfolio as applied to any Distributor shall mean the portion of such Distribution Fees or CDSC'S payable in respect of such Class B Shares of such Portfolio allocated to such Distributor in accordance with the Allocation of such Portfolio allocated to such Distributor in accordance with the Allocation Schedule (attached to the Distribution Agreement as it relates to the Class B Shares of such Portfolio) which Allocation Schedule shall be substantially identical in respect of each such Distribution Agreement. For purposes of this Plan, the term "Date of Original Issuance" shall have the meaning assigned to such term in such Allocation Schedule, and the term "Complete Termination" of this Plan in respect of Class B Shares means a termination of this Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of the Fund, and the termination of the distribution plans and the complete cessation of the payment of distribution fees pursuant to every other Distribution Plan pursuant to Rule 12b-1 in respect of the Class B Shares of the Fund and any successor trust, fund, portfolio or company or any trust, fund, portfolio or company acquiring a substantial portion of the assets of the Fund and for every future class of shares of the Fund or any such other trust, fund, portfolio or company which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

                    Class C Shares.  The Fund shall pay to the Distributor, as
                    --------------
compensation for acting as principal Distributor in respect of the Class C Shares of each Portfolio of the Fund, a Distribution Fee computed at the rate of 0.75% per annum of such Portfolio's average daily net assets attributable to Class C Shares of such Portfolio, which Distribution Fee will accrue daily and be paid monthly. The Fund also shall pay to the Distributor, as compensation for providing, or arranging for the provision of, shareholder services in respect of the Class C Shares of each Portfolio of the Fund, a Service Fee computed at the rate of 0.25% per annum of such Portfolio's average daily net assets attributable to Class C Shares, which Service Fee will accrue daily and be paid monthly. The Distributor may allow all or any portion of the Distribution Fee and the Service Fee attributable to Class C Shares to securities dealers for assisting with the distribution of, and providing shareholder services to the holders of, Class C Shares.

                    Payment to Distributor in Respect of Class A (or Class X)
                    ----------------------------------------------------------
Shares.  Distributor is entitled to receive from each Portfolio of the Fund the
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payment of Permitted Expenses on an annual basis at the rate specified in
Exhibit A with respect to Class A (or Class X) shares which are owned of record
---------
by the Distributor as nominee for the Distributor's customers or which are owned by those customers of the Distributor whose records, as maintained by the Fund or its agent, designate the Distributor as the customer's dealer of record, and said fee shall be considered a Permitted Expense; provided, however, that in no event shall Permitted Expenses and Permitted Payments, in the aggregate, in that fiscal year of the Fund, exceed the amounts set forth in Exhibit A for the
                                                         ---------
relevant Class of shares and the relevant Portfolio, as the case may be, and the Distributor shall bear any such expenses beyond such limit.

          Said fee shall be calculated and paid quarterly. The Distributor shall furnish the Fund with such information as shall be reasonably requested by the Fund with respect to the fees paid to the Distributor.

               Expenses Authorized.  The Distributor is authorized, pursuant to
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this Plan, to purchase advertising for Class A (or Class X) shares of the Fund, to pay for sales literature and other promotional material, and to make payments to sales personnel affiliated with it, in the form of commissions or other compensation. Any such advertising and sales material may include references to other open-end investment companies or other investments and any salesmen so paid are not required to devote their time solely to the sale of Fund shares. Any such expenses ("Permitted Expenses") made during a fiscal year of any Portfolio shall be reimbursed or paid by the Portfolio, except that the combined amount of reimbursement or payment of Permitted Expenses together with the Permitted Payments made pursuant to Section 3 of this Plan by a Portfolio shall not, in the aggregate, in that fiscal year of the Portfolio, exceed the amounts set forth in Exhibit A attached hereto. The Distributor shall bear any expenses
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beyond such limit.  No such reimbursement may be made for Permitted Expenses or
Permitted Payments for fiscal years prior to the fiscal year in question or in contemplation of future Permitted Expenses or Permitted Payments.

               Certain Other Payments Authorized.  If and to the extent that any
               ---------------------------------
of the payments by the Fund listed below are considered to be "primarily intended to result in the sale of shares" issued by the Fund within the meaning of the Rule, such payments by the Fund are authorized without limit under this Plan and shall not be included in the limitations contained in this Plan: (i) the costs of the preparation, printing and mailing of all required reports and notices to shareholders, irrespective of whether such reports or notices contain or are accompanied by material intended to result in the sale of shares of the Fund or other funds or other investments; (ii) the costs of preparing, printing and mailing of all prospectuses to shareholders; (iii) the costs of preparing, printing and mailing of any proxy statements and proxies, irrespective of whether any such proxy statement includes any item relating to, or directed toward, the sale of the Fund's shares; (iv) all legal and accounting fees relating to the preparation of any such reports, prospectuses, proxies and proxy statements; (v) all fees and expenses relating to the qualification of the Fund, the Portfolios and/or their shares under the securities or "Blue Sky" law of any jurisdiction; (vi) all fees under the Act and the Securities Act of 1933, including fees in connection with any application for exemption relating to or directed toward the sale of the Fund's shares; (vii) all fees and assessments of the Investment Company Institute or any successor organization, irrespective of whether some of its activities are designed to provide sales assistance; (viii) all costs of preparing and mailing confirmations of shares sold or redeemed or share certificates, and reports of share balances; and (ix) all costs of responding to telephone or mail inquiries of shareholders.

               Investment Advisory Fees.  It is recognized that the costs of
               ------------------------
distribution of the Fund's Class A (or Class X) shares are expected to exceed the sum of Permitted Payments and Permitted Expenses ("Excess Distribution Costs") and that the profits, if any, of the Fund's Advisor are dependent primarily on the advisory fees paid by the Fund to the Advisor. If and to the extent that any investment advisory fees paid by the Fund might, in view of any Excess Distribution Costs, be considered as indirectly financing any activity which is primarily intended to result in the sale of shares issued by the Fund, the payment of such fees is authorized under this Plan. In taking any action contemplated by Section 15 of the Act as to any investment advisory contract to which the Fund is a party, the Fund's Board of Directors, including its Directors who are not "interested persons," as defined in the Act, shall, in acting on the terms of any such contract, apply its "fiduciary duty" standard contained in Sections 36(a) and 36(b) of the Act.

               Reports.  While this Plan is in effect, the Distributor shall
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report in writing at least quarterly to the Fund's Board of Directors, and the
Board shall review the following: (i) the amounts of all Permitted Payments for Class A (or Class X) shares, the identity of the recipients of each such Payment; the basis on which each such recipient was chosen as a Qualified Recipient and the basis on which the amount of the Permitted Payment to such Qualified Recipient was made; (ii) the amounts of Permitted Expenses and the purpose of each such Expense; and (iii) all costs of each item specified in
Section 5 of the Plan (making estimates of such costs where necessary or desirable), in each case during the preceding calendar or fiscal quarter.

             Effectiveness, Continuation, Termination and Amendment
             -----------------------------------------------------

                    Class A (or Class X) Shares.  This Plan, as applied to Class
                    ---------------------------
A (or Class X) shares, has been approved by a vote of a majority of the Board of Directors of the Fund and of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. This Plan shall, unless terminated as hereinafter provided, continue in effect with respect to Class A (or Class X) shares from year to year only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors and a majority of its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated with respect to Class A (or Class X) shares at any time as to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of all outstanding voting securities of any Portfolio. This Plan may not be amended to increase materially the amount of payments to be made by any Portfolio with respect to Class A (or Class X) shares except by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of that Portfolio, and all amendments must be approved by a vote of a majority of the Board of Directors of the Fund and of a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. In the event of a termination of this Plan with respect to Class A (or Class X) shares of any Portfolio, the Distributor shall be reimbursed only for Permitted Payments and Permitted Expenses for Class A (or Class X) shares of the relevant Portfolio incurred to the date of termination and within the limits set forth in Section 4 above.

                    Class B Shares.  This Plan, as applied to Class B shares,
                    --------------
has been approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. This Plan, as applied to Class B shares, shall, unless terminated as hereinafter provided, continue in effect until June 1, 2000, and thereafter from year to year only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors and its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance for Class B shares. This Plan, as applied to Class B shares, may be terminated at any time with respect to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class B shares of that Portfolio. This Plan may not be amended to increase materially the amount of payments to be made for Class B shares of any Portfolio except by a vote of holders of least a "majority" (as defined in the Act) of the outstanding voting securities of Class B shares of the relevant Portfolio, and all amendments must be approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on Class B shares of this Plan.

                    Class C Shares.  This Plan, as applied to Class C shares,
                    --------------
has been approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on this Plan. This Plan, as applied to Class C shares, shall, unless terminated as hereinafter provided, continue in effect until February 28, 2002, and thereafter from year to year only so long as such continuance is specifically approved at least annually by the Fund's Board of Directors and its Qualified Directors cast in person at a meeting called for the purpose of voting on such continuance for Class C shares. This Plan, as applied to Class C shares, may be terminated at any time with respect to any Portfolio by a vote of a majority of the Qualified Directors or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding Class C shares of that Portfolio. This Plan may not be amended to increase materially the amount of payments to be made for Class C shares of any Portfolio except by a vote of holders of least a "majority" (as defined in the Act) of the outstanding voting securities of Class C shares of the relevant Portfolio, and all amendments must be approved by a vote of the Board of Directors of the Fund and of the Qualified Directors, cast in person at a meeting called for the purpose of voting on Class C shares of this Plan.

                          CLASS A (OR CLASS X) SHARES

     Rule 12b-1 service fees are expressed as a percentage of the relevant Portfolio's average daily net assets.

     1.   Tax-Exempt Portfolio (Class A)
          Service Fee: 0.25 of 1%

     2.   Government Portfolio (Class A)
          Service Fee: 0.25 of 1%

     3.   S&P 100 Plus Portfolio (Class A)
          Service Fee: 0.25 of 1%

     4.   Dividend Achievers Portfolio (Class A)
          Service Fee: 0.25 of 1%

     5.   Select Value Portfolio (Class A)
          Service Fee:  0.25 of 1%

     6.   PSE Tech 100 Index Portfolio (Class A)
          Service Fee:  0.25 of 1%

     7.   Managed Growth Portfolio (Class A)
          Service Fee: 0.25 of 1%

     8.   Cash Reserve Portfolio (Class X)
          Service Fee:  0.15 of 1%

     9.   Wisconsin Tax-Exempt Portfolio (Class A)
          Service Fee:  0.25 of 1%

EXHIBIT A
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                                 CLASS B SHARES

     Rule 12b-1 service and distribution fees are expressed as a percentage of the relevant Portfolio's average daily net assets.

     1.   S&P 100 Plus Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     2.   Dividend Achievers Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     3.   Select Value Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     4.   PSE Tech 100 Index Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     5.   Managed Growth Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     6.   Cash Reserve Portfolio (Class B)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

EXHIBIT C
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                                 CLASS C SHARES

     Rule 12b-1 service and distribution fees are expressed as a percentage of the relevant Portfolio's average daily net assets.

     1.   Government Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     2.   S&P 100 Plus Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     3.   Dividend Achievers Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     4.   Select Value Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     5.   PSE Tech 100 Index Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

     6.   Managed Growth Portfolio (Class C)
          Service Fee: 0.25 of 1%
          Distribution Fee: 0.75 of 1%

                    PRINCIPAL PRESERVATION PORTFOLIOS, INC.
                             215 NORTH MAIN STREET
                           WEST BEND, WISCONSIN 53095

                         PARTICIPATING DEALER AGREEMENT
                               (UNDER RULE 12B-1)

                           -------------------, 20--

Dear Sirs:

     This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to a plan of distribution adopted by Principal Preservation Portfolios, Inc. (the "Fund") pursuant to Rule 12b-1 (the "Plan") under the Investment Company Act of 1940 (the "Act"). The Plan and this related agreement have been approved by a majority of the Directors of the Fund including a majority of the Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or any related agreements (the "Qualified Directors"), cast in person at a meeting called for the purpose of voting thereon. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. This Agreement shall apply to additional Portfolios of the Fund which approve the Plan in the manner required by the Act and rules thereunder.

          To the extent you provide distribution and marketing services in the promotion of the Fund's Class A (or Class X with respect to the Cash Reserve Portfolio), Class B or Class C shares, including furnishing services and assistance to your customers who invest in and own Fund shares, including, but not limited to, answering routine inquires regarding the Fund, assisting in changing distribution options, account designations and addresses, and/or administrative services, we shall pay you a fee at the maximum rate for the relevant Portfolio set forth in: (a) attached Exhibit A (for Class A or Class X
                                               ---------
shares); (b) attached Exhibit B for Class B shares; and (c) attached Exhibit C
                      ---------                                      ---------
for Class C shares, in each case based upon the average daily net asset value of the shares of that Portfolio which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Fund or its Agent, designate your firm as the Customer's dealer of record. The fee will be calculated and paid quarterly. No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Fund or by us as Agent within seven (7) business days after the date of our confirmation of such purchase. No such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer's Fund shares will be less than $1.00. We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

     Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

          You shall furnish us and the Fund with such information as shall reasonably be requested by the Directors of the Fund with respect to the fees paid to you pursuant to this Agreement.

          We shall furnish to the Directors of the Fund, for their review, on a quarterly basis a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

          This Agreement may be terminated with respect to any Portfolio by the vote of a majority of the Qualified Directors of the Fund or by a vote of majority of the Portfolio's outstanding shares on sixty (60) days' written notice, without payment of any penalty. It will be terminated by any act which terminates either the Distribution Agreement between the Fund and us or the Dealer Agreement between your firm and us and shall terminate immediately in the event of its assignment as that term is defined in the Act.

          The provisions of the Distribution Agreement between the Fund and us, insofar as they relate to the Plan, are incorporated herein by reference. This Agreement shall become effective as of the date hereof and shall continue in full force and effect so long as the continuance of the Distribution Agreement and the Plan and this Agreement are approved at least annually by a vote of a majority of the Fund's Directors and a majority of the Qualified Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the above address. Any notice to you shall be given if marked or telegraphed to you at the address specified by you below. This agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Wisconsin.

                                    B.C. ZIEGLER AND COMPANY


                                    By:  -----------------------------
                                         (Authorized Signature)

Accepted:

------------------------------------
         (Dealer's Name)

------------------------------------
         (Street Address)

------------------------------------
 (City)           (State)     (Zip)


By: --------------------------------
    (Authorized Signature of Dealer)

                  MAXIMUM FEES FOR CLASS A (OR CLASS X) SHARES

      1.  Tax-Exempt Portfolio (Class A)
          0.25 of 1% of average daily net assets

      2.  Government Portfolio (Class A)
          0.25 of 1% of average daily net assets

      3.  S&P 100 Plus Portfolio (Class A)
          0.25 of 1% of average daily net assets

      4.  Dividend Achievers Portfolio
          0.25 of 1% of average daily net assets

      5.  Select Value Portfolio (Class A)
          0.25 of 1% of average daily net assets

      6.  PSE Tech 100 Index Portfolio (Class A)
          0.25 of 1% of average daily net assets

      7.  Managed Growth Portfolio (Class A)
          0.25 of 1% of average daily net assets

      8.  Cash Reserve Portfolio (Class X)
          0.15 of 1% of average daily net assets

      9.  Wisconsin Tax-Exempt Portfolio (Class A)
          0.25 of 1% of average daily net assets

EXHIBIT A
---------

                        MAXIMUM FEES FOR CLASS B SHARES

      The fees for Class B shares are not payable during the initial one-year period following the sale of the shares to an investor.

      1.    S&P 100 Plus Portfolio
            0.25 of 1% of average daily net assets

      2.    Dividend Achievers Portfolio
            0.25 of 1% of average daily net assets

      3.    Select Value Portfolio
            0.25 of 1% of average daily net assets

      4.    PSE Tech 100 Index Portfolio
            0.25 of 1% of average daily net assets

      5.    Managed Growth Portfolio
            0.25 of 1% of average daily net assets

      6.    Cash Reserve Portfolio
            0.25 of 1% of average daily net assets

EXHIBIT B
---------

                        MAXIMUM FEES FOR CLASS C SHARES

      The fees for Class C shares are not payable during the initial one-year period following the sale of the shares to the investor.

      1.    Government Portfolio
            1.00% of average daily net assets

      2.    S&P 100 Plus Portfolio
            1.00% of average daily net assets

      3.    Dividend Achievers Portfolio
            1.00% of average daily net assets

      4.    Select Value Portfolio
            1.00% of average daily net assets

      5.    PSE Tech 100 Index Portfolio
            1.00% of average daily net assets

      6.    Managed Growth Portfolio
            1.00% of average daily net assets